UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.__)

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GAIN THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GAIN THERAPEUTICS, INC.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 24, 2025

To the Stockholders of Gain Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Gain Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 24, 2025 at 8:30 a.m. Eastern time at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York 10020, for the following purposes:

1.	To elect the eight (8) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection by the Company’s Audit Committee of the Board of Directors of Ernst & Young AG as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.
3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase its authorized shares of common stock from 50,000,000 to 100,000,000.
4.	To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3.
5.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is April 25, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the Annual Meeting for any legally valid purpose at our corporate headquarters located at 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814. The stockholder list will also be available during the Annual Meeting.

By Order of the Board of Directors,

/s/ Gene Mack
Gene Mack
Chief Executive Officer
Bethesda, Maryland
April 29, 2025

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials or, if you receive a paper proxy card, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

GAIN THERAPEUTICS, INC.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is soliciting my vote?

We are providing you with these proxy materials because the Board of Directors (the “Board”) of Gain Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held on Tuesday, June 24, 2025 at 8:30 a.m. Eastern time at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York, 10020. Directions to the Annual Meeting may be found at http://www.viewproxy.com/GANX/2025/.

Important Notice of Regarding the Proxy Materials for the Annual Meeting of Stockholders to be held on June 24, 2025.

Our proxy materials including our Notice of Internet Availability of Proxy Materials (the “Notice”), Proxy Statement for the 2025 Annual Meeting, our annual report for the fiscal year ended December 31, 2024 and proxy card are available on the Internet at www.AALvote.com/ganx. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, over the internet. Accordingly, we intend to mail all stockholders of record entitled to vote at the Annual Meeting the Notice because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders who receive a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice. We intend to mail the Notice on or about May 13, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 27, 2025.

Do I need to attend the Annual Meeting to vote?

You are invited to attend the Annual Meeting in person to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to physically attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the telephone, through internet or by mail, and your votes will be cast for you at the Annual Meeting. We intend to mail these proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, on or about May 13, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held in person on Tuesday, June 24, 2025 at 8:30 a.m. Eastern time at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York 10020. Directions to the Annual Meeting may be found at http://www.viewproxy.com/GANX/2025/. Information on how to vote in person at the Annual Meeting is discussed below.

Will a list of stockholders as of the Record Date be available?

For the ten days prior to the Annual Meeting, a list of our stockholders as of the close of business on the Record Date and entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder of record for any purpose germane to the Annual Meeting at our address above by emailing us at IR@gaintherapeutics.com. The stockholder list will also be available during the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 29,427,225 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2025, your shares were registered directly in your name with our transfer agent, Pacific Stock Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares by proxy in advance of the Annual Meeting either electronically through the internet, by telephone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting, unless you request and obtain a valid proxy from your broker, bank or other agent. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, then your shares may constitute broker non-votes. The effect of broker non-votes is described further under “What are ‘broker non-votes’?” below.

What am I voting on?

There are four matters scheduled for a vote:

●	Election of the eight (8) directors named in this Proxy Statement to hold office until the 2026 Annual Meeting of Stockholders (“Proposal 1”),
●	Ratification of selection by the Audit Committee of the Board of Ernst & Young AG as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (“Proposal 2”),
●	Approval of an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (the “Certificate”) to increase our authorized shares of common stock from 50,000,000 to 100,000,000 (“Proposal 3”), and
●	Approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3 (“Proposal 4”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) in person at the Annual Meeting, or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person at the Annual Meeting even if you have already voted by proxy.

●	To vote in person as a stockholder of record as of the Record Date, come to the Annual Meeting and we will give you a ballot when you arrive.
●	To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on June 23, 2025), you may vote via the internet at www.AALvote.com/ganx; by telephone; or by completing and returning your proxy card or voting instruction form, as described below.
●	To vote through the internet prior to the Annual Meeting, go to www.AALvote.com/ganx and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 23, 2025 to be counted.
●	To vote over the telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 23, 2025 to be counted.

●	To vote using the proxy card (which may be delivered to you), simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice from that organization rather than from us. To vote prior to the Annual Meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card (that I may request or that you may elect to deliver at a later time) or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board: “FOR” the election of each of the eight nominees for director, “FOR” the ratification of the selection of Ernst & Young AG as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “FOR” the approval of the Amendment to the Certificate to increase our authorized shares of common stock from 50,000,000 to 100,000,000, and “FOR” the adjournment of the Annual Meeting to permit for further solicitation for approval of Proposal 3. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to New York Stock Exchange (“NYSE”) rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under NYSE rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Proposal 1 is expected to be considered “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2, Proposal 3 and Proposal 4 are expected to be considered “routine” matters, meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2, Proposal 3 and Proposal 4.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of remote communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We engaged Alliance Advisors to assist us with our stockholder engagement process, and we will pay them an estimated fee of approximately $12,000 plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or in person during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy by telephone or through the internet.
●	You may send a timely written notice that you are revoking your proxy in writing to our Secretary c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary.
●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to Proposal 2, Proposal 3 and Proposal 4, votes “FOR,” “AGAINST” and abstentions.

Withhold votes and abstentions will have no effect on the outcome of Proposal 1 and Proposal 3, respectively. Abstentions will have the same effect as “AGAINST” votes on Proposal 2 and Proposal 4. While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” on Proposal 1 will have no effect and will not be counted towards the vote total. Proposal 2, Proposal 3 and Proposal 4 may be considered “routine” matters and as such, we do not expect any broker non-votes on these proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to that non-routine matter. These unvoted shares are counted as “broker non-votes.” Proposal 1 is expected to be considered “non-routine” and we, therefore, expect broker non-votes to exist in connection with this proposal. Proposal 2, Proposal 3 and Proposal 4 are expected to be considered “routine” matters and, therefore, broker-non-votes are not expected to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect.

			Not applicable	No effect

2	Ratification of the selection of Ernst & Young AG as our independent registered public accounting firm for the fiscal year ending December 31, 2025	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote thereon.	Against	Not applicable (1)

3	Approval of an Amendment to our Certificate to increase our authorized shares of common stock from 50,000,000 to 100,000,000	“FOR” votes from a majority of the votes cast at the Annual Meeting.	Not applicable	Not applicable (1)

4	Adjournment of the Annual Meeting	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote thereon.	Against	Not applicable (1)
(1)	This proposal may be considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of our capital stock issued and outstanding and entitled to vote is present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 29,427,225 shares of common stock outstanding and entitled to vote. Thus, the holders of at least 14,713,614 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 13, 2026, to our Secretary c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our amended and restated bylaws (“Bylaws”) also establish an advance notice procedure if you wish to present a proposal before an annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials. To be timely for our 2026 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices not later than the close of business on March 26, 2026 nor earlier than the close of business on February 24, 2026. However, if we hold our 2026 Annual Meeting of Stockholders more than 30 days before or 60 days after June 24, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 10th  day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act no later than April 27, 2026.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of eight directors. There are eight nominees for director this year: Gene Mack, Dov Goldstein, Hans Peter Hasler, Khalid Islam, Gwen Melincoff, Claude Nicaise, Eric I. Richman and Jeffrey Riley. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected, and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed above, with the exception of Mr. Mack who joined our Board in January 2025, is a director of the Company who was previously elected by the stockholders.

Our Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the committee takes into account factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the Board. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the Board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Vote Required

Directors are elected by a plurality of the votes cast by the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the eight nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. Proxies cannot be voted for a greater number of persons than the eight nominees named in this Proxy Statement. Broker non-votes and withheld votes will have no effect on the outcome of Proposal 1. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to be named in this Proxy Statement and to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement:

Name	Age	Principal Occupation/ Position Held With the Company
Gene Mack	51	President, Chief Executive Officer and Director
Khalid Islam, Ph.D.	69	Founder and Chairman of the Board
Dov Goldstein, M.D.	57	Director
Hans Peter Hasler	69	Director
Gwen Melincoff	73	Director
Claude Nicaise, M.D.	72	Director
Eric I. Richman	64	Director
Jeffrey Riley	62	Director

NOMINEES FOR ELECTION AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Gene Mack has served as our Chief Executive Officer and director since January 2025. Prior to that, Mr. Mack was our Interim Chief Executive Officer and Chief Financial Officer from June 2024 after joining the Company as our Chief Financial Officer (“CFO”) in April 2024. Prior to joining the Company, Mr. Mack was CFO of privately held Imcyse SA from October of 2021 to October of 2023. Prior to Imcyse, Gene was CFO at OncoC4 until September 2021, a privately held biotechnology company that spun out of Merck & Co’s (MSD) $475 million acquisition of OncoImmune in 2020 where he had also been CFO since September 2020. From May of 2019 to September 2020, Mr. Mack was CFO of BiomUp, US. From April of 2018 to December of 2018, Mr. Mack was CFO at Sellas Lifesciences Group Inc. (Nasdaq: SLS) through the company’s reverse merger with Galena Biopharma, Inc. Prior to Sellas, from April 2015 to April 2018, Mr. Mack was a consultant for a number of private and public biotechnology and pharmaceutical companies providing advisory and support for raising capital and business development transactions as well as implementing and managing all aspects of corporate finance, accounting, SEC reporting, legal affairs, treasury and investor/public relations. Formerly, Mr. Mack was a consultant and Senior Vice President and Chief Financial Officer of privately held Ascendia Pharmaceuticals and Nicox S.A. from 2015 through March 2018. Prior to Ascendia, Mr. Mack was Senior Director, Corporate Finance for Edge Therapeutics from 2013 to 2015 leading that company’s successful IPO efforts. From 2000 to 2013, Mr. Mack was a senior publishing analyst covering the life sciences sector at various banking institutions including Gruntal & Co, Lazard, and HSBC. Prior to his tenure on Wall Street, Mr. Mack completed research in biochemistry, at Cornell University Medical College and clinical neurology at Columbia University College of Physicians and Surgeons where he was part of a team investigating less invasive treatments for malignant gliomas and cerebrovascular disease including aneurysms, arteriovenous malformations and stroke. Mr. Mack received both his BS in Biochemistry and MBA in Finance from Fordham University. Our Board believes that Mr. Mack is qualified to serve as a director based on his extensive financial background and professional experience in the biotechnology industry.

Khalid Islam, Ph.D. cofounded our company in 2017 and has served as Chairman of the Board since 2017. Dr. Islam has over 35 years of experience in the biotechnology and pharmaceutical industries. He is currently the Chairman of the Board of Fennec Pharmaceuticals Inc. and Minoryx Therapeutics S.L. From 2009 to 2014, Dr. Islam also served as Chairman and Chief Executive Officer of Gentium S.p.A, where, under his leadership, Defitelio was granted marketing authorization and the company went from a $25 million valuation to a $1 billion all-cash merger with Jazz Pharmaceuticals plc. From 1999 to 2008, he served as President and Chief Executive Officer of Arpida AG, where he transitioned the early-stage startup to a SWX-listed company and raised $300 million between their initial public offering and follow-ons. From 1987 to 1999, Dr. Islam held various positions at HMR & MMD (now Sanofi-Aventis). Prior to HMR & MMD, he worked in academia at Imperial College, University of London and Milan University, where he was a contract professor. He has also previously served as a director of Immunomedics Inc., Karolinska Development, MolMed S.p.A., OxThera AB, Rheoscience AS, PCovery AS, Adenium AS and C10 Pharma AS. He is an advisor to Kurma Biofund (Paris) and Indaco Ventures (Milan). Dr. Islam is a graduate of Chelsea College and received his Ph.D. from Imperial College, University of

London. Our Board believes that Dr. Islam is qualified to serve as a director based on his extensive science background and professional experience.

Dov Goldstein, M.D. has served as a member of our Board since January 2021. Dr. Goldstein has over 20 years of experience in the financial management of various biotechnology and pharmaceutical companies. He currently serves as Chief Financial Officer of BioAge Labs, a privately held biotechnology company. From January 2020 to June 2021, he served as Chief Financial Officer and Business Officer of Indapta Therapeutics. Dr. Goldstein served as Chief Executive Officer at RIGImmune. At Aisling Capital, a private investment firm, he served as Managing Partner, from 2014 to 2019, Partner from 2009 to 2014 and Principal from 2006 to 2009. Dr. Goldstein served as Chief Financial Officer and director of Loxo Oncology, between July 2014 and January 2015 and as its acting Chief Financial Officer from January 2015 to May 2015. From 2000 to 2005, Dr. Goldstein served as Chief Financial Officer of Vicuron Pharmaceuticals, which was acquired by Pfizer in September 2005. Prior to joining Vicuron, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures. Dr. Goldstein completed an internship in the Department of Medicine at Columbia-Presbyterian Hospital. Dr. Goldstein serves as a director of NeuBase Therapeutics and Coya Therapeutics. He served as a director of ADMA Biologics, Cempra (acquired by Melinta Therapeutics), Durata Therapeutics, Esperion Therapeutics, and Loxo Oncology. Dr. Goldstein received a B.S. from Stanford University, an M.B.A. from Columbia Business School, and an M.D. from Yale School of Medicine. Our Board believes that Dr. Goldstein is qualified to serve as a director based on his extensive science background and professional experience.

Hans Peter Hasler has served as a member of our Board since January 2021. Mr. Hasler has over 30 years of experience in the biotechnology and pharmaceutical industries. Mr. Hasler is the Founder and, until February 2020 served as Chief Executive Officer, of Vicarius Pharma AG, a privately held company that provides strategic options to non-European bio-pharma companies bringing late-stage assets to the European market. Mr. Hasler is Chairman of the Board of HBM Healthcare Investments AG in Switzerland, Director of the Board of Minerva Neuroscience Inc., Boston, nonexecutive Chairman of the Board of Shield Therapeutics PLC, London, and Chief Advisor of SBTech Advisory, a small asset scouting company located in Israel, Switzerland, and the USA. His prior experience includes Elan Corporation, where he was Chief Operating Officer, and Biogen, Inc., where his positions included Chief Operating Officer, Executive Vice President, Head of Global Neurology and International. Previously, Mr. Hasler was at Wyeth Pharmaceuticals as Senior Vice President, Chief Marketing Officer and Managing Director of Wyeth Group Germany and General Manager, WyethLederle Switzerland, Austria and ECE. Mr. Hasler holds a Federal Swiss Commercial Diploma and a Marketing Manager Certificate from the Swiss Institute of Business Economy SIB, Zurich, Switzerland. Our Board believes that Mr. Hasler is qualified to serve as a director based on his extensive science background and professional experience.

Gwen Melincoff has served as a member of our Board since January 2021. Ms. Melincoff is a seasoned business development and venture professional with over 25 years of deal making and management experience in the biotechnology and pharmaceutical industries. Ms. Melincoff is currently managing director at Gemini Advisors LLC, a biopharmaceutical consultancy (since 2013) and an advisor to Verge Genomics, a startup drug discovery company (since 2016). Ms. Melincoff serves on the Board of Protalix Biotherapeutics, Inc., and Collegium Pharmaceutical, Inc., and in an advisory capacity at a number of pharmaceutical companies. From April 2017 through June 2024, she served on the Board of Soleno Therapeutics, Inc., January 2017 through January 2019 on the Board of Kamada Ltd., the Board of Photocure ASA from April 2017 through June 2020 and from June 2014 through November 2016 on the Board of Tobira Therapeutics Inc. (acquired by Allergan plc). From August 2014 through September 2016, Ms. Melincoff previously served as Vice President of Business Development at BTG International Inc., a UK-specialist healthcare company. Prior to BTG, Ms. Melincoff was Senior Vice President of Corporate Development at Shire Plc (acquired by Takeda). Additionally, she led the Shire Strategic Investment Group, the venture capital arm of Shire Plc. Ms. Melincoff was Vice President of Business Development at Adolor Corporation and held executive positions at Eastman Kodak for over ten years in a number of their health care companies. Ms. Melincoff holds a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University. Ms. Melincoff has also attained the designation of Certified Licensing Professional (CLP™). Ms. Melincoff was named to the “Top Women in Biotech 2013” by Fierce Biotech and to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. Our Board believes that Ms. Melincoff is qualified to serve as a director based on her extensive science background and professional experience.

Claude Nicaise, M.D. has served as a member of our Board since January 2021. Dr. Nicaise has more than 35 years of experience in the development and regulation of biotechnology and pharmaceutical industries. He is the founder of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. Dr. Nicaise serves on the board for Sarepta Therapeutics, Inc., chairs their Compensation committee, and is a member of their Research and Development committee since 2015. Dr. Nicaise is a board member of Chemomab Therapeutic since 2021 and serve as its chair of the audit committee. Dr. Nicaise is also a member of Cassava Biosciences since January 2024. Dr. Nicaise was an Executive Vice President Regulatory at Ovid Therapeutics Inc., a company that develops medicines for orphan diseases of the brain. Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals from 2008 to 2014. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including senior positions such as Vice President of Global Development, Vice President of Worldwide Regulatory Science and Strategy, and leadership positions in Oncology, Infectious Disease, and Neuroscience development. Dr. Nicaise received his M.D. from the Université Libre de Bruxelles in Belgium. Our Board believes that Dr. Nicaise is qualified to serve as a director based on his extensive science background and professional experience.

Eric I. Richman has served as a member of our Board since July 2020 and as CEO from June 2020 until Sept 2022. Mr. Richman has over 30 years of experience in the biotechnology and pharmaceutical industries as an investor and in operational roles. He served as a Venture Partner at Brace Pharma Capital, a life science venture capital firm from 2016 to 2018 and Advisor to Broad Oak Capital, a life science private equity firm from 2015 to present. Mr. Richman also served as Chief Executive Officer of Tyrogenex Inc., a biopharmaceutical company and he served as Chief Executive Officer of PharmAthene, Inc. (“PharmAthene”), subsequently acquired by Altimmune, Inc, from 2010 to 2015. Prior to PharmAthene, Mr. Richman held various commercial and strategic positions at MedImmune, Inc. over a 12-year period from its inception. Mr. Richman currently serves as co-founder and Chairman of InFuse Holdings and Director of LabConnect, Inc. Between 2007 and 2020, he served as a director of Adma Biologics, Inc., Zyversa Therapeutics, Inc. and LEV Pharma, which was acquired by Viropharma, among others private and public companies. Mr. Richman received a B.S. in Biomedical Science from the Sophie Davis School of Biomedical Education (CUNY Medical School) and a M.B.A. from the American Graduate School of International Management. Our Board believes that Mr. Richman is qualified to serve as a director based his extensive management experience in the biotechnology industry.

Jeffrey Riley has served as a member of our Board since May 2019. Mr. Riley has more than 25 years of experience in the biotechnology and pharmaceutical industries, during which he has negotiated numerous worldwide strategic corporate alliances, established joint ventures and assisted in venture financings to support product development. He is currently the Chief Executive Officer and Director of Caravan Biologix, Inc. and Executive Chairman of Blink TBI. Over his career, he has served in various roles and responsibilities in big pharma (SmithKline Beecham and Pfizer), venture capital (Queensland Biocapital Fund / QIC) and numerous biotechnology companies in the capacity of business development and general management. From March 2010 until December 2017, he served as the President, Chief Executive Officer and a director of Synthetic Biologics, Inc., a clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal diseases. He has served as a member of several public and private boards of directors in the United States and Australia. Mr. Riley received a B.S. from Boise State University, an MBA/MIM from Arizona State University’s Thunderbird School of Global Management and has done advanced science work at the University of California, San Francisco and Berkeley. Our Board believes that Mr. Riley is qualified to serve as a director based on his extensive science background and professional experience.

THE BOARD RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with its external counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Goldstein, Mr. Hasler, Ms. Melincoff, Dr. Nicaise and Mr. Riley. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Mack was determined to not be independent since he serves as our President and Chief Executive Officer, Dr. Islam was determined to not be independent due to his relationship with Minoryx, and Mr. Richman was determined to not be independent since he formerly served as our President and Chief Executive Officer until 2022.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

BOARD LEADERSHIP STRUCTURE

The Chairman of our Board is Dr. Islam. The primary responsibilities of the Chairman of our Board are to: work with our Chief Executive Officer, Mr. Mack, to develop board meeting schedules and agendas; provide our Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the Board; develop the agenda for and moderate executive sessions of the independent members of the Board; preside over board meetings; act as principal liaison between the independent members of the Board and the Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the Board may determine from time to time. Accordingly, Dr. Islam has substantial ability to shape the work of our Board.

We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs and can enhance the effectiveness of our Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of cybersecurity risk management as well as incidental reports as matters arise. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD

Our Board met four times during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each director attended 100% of the four meetings of our Board and each of the committee meetings on which he or she served as a director or committee member. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders, but have no policy requiring them to do so.

INFORMATION REGARDING COMMITTEES OF THE BOARD

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended 2024 for each of the Board committees:

Nominating and
Corporate
Name	Audit	Compensation	Governance
Gene Mack
Khalid Islam, Ph.D.
Dov Goldstein, M.D.	X*		X
Hans Peter Hasler	X		X*
Gwen Melincoff		X
Claude Nicaise, M.D.		X	X
Eric I. Richman
Jeffrey Riley	X	X*
Total meetings in fiscal year 2024	4	4	4
*	Committee Chairperson

Our Board has determined that each member of each standing committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our Board:

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our annual and quarterly reports filed with the SEC.

The Audit Committee is composed of three directors: Dov Goldstein (Chair), Hans Peter Hasler, and Jeffrey Riley. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://www.gaintherapeutics.com/index.php/investors-media/governance-documents.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.

The Board has also determined that Dr. Goldstein qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Goldstein’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

The Audit Committee is responsible for assisting our Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors and our internal financial and accounting controls. The principal duties and responsibilities of our Audit Committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has also reviewed and discussed with Ernst & Young AG, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young AG required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young AG the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed with the SEC.

Dr. Dov Goldstein, Chair

Hans Peter Hasler

Jeffrey Riley

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Gain Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Jeffrey Riley (Chair), Gwen Melincoff, and Claude Nicaise. All members of our Compensation Committee are independent, as independence is currently defined in Rule 5605(d)(2) of Nasdaq Listing Rules. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://www.gaintherapeutics.com/index.php/investors-media/governance-documents.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

●	establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;
●	review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer, the other executive officers and directors; and
●	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Mr. Mack, our Chief Executive Officer, may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of its compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors: Hans Peter Hasler (chair), Dov Goldstein and Claude Nicaise. All members of the Nominating and Corporate Governance Committee are independent, as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website https://www.gaintherapeutics.com/index.php/investors-media/governance-documents.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 35 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 4800 Montgomery Lane, Suite 220, Bethesda, Maryland, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board has adopted a formal process  by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Secretary at c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary. Our Secretary will review each communication and will forward such communication to the Board or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication. All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://www.gaintherapeutics.com/index.php/investors-media/governance-documents. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & Media” page of our website located at https://www.gaintherapeutics.com/index.php/investors-media/governance-documents or by writing to our Secretary at our offices at 4800 Montgomery Lane, Suite 220 Bethesda, Maryland 20814.

HEDGING POLICY

Our Board has adopted an insider trading policy, which, among other things, prohibits engaging, directly or indirectly, in hedging transactions, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, including through the use of financial instruments such as prepaid variable forward sale contracts,  equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in publicly traded options, warrants, puts and calls or similar instruments related to our securities, engaging in short selling of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.

INSIDER TRADING POLICIES

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities Exchange Commission on March 27, 2025. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young AG as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Ernst & Young AG has audited our financial statements since our inception in 2020. Representatives of Ernst & Young AG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young AG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young AG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting will be required to ratify the selection of Ernst & Young AG.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Registered Public Accounting Firm Fees

Our independent public accounting firm is Ernst & Young AG, Lugano, Switzerland (PCAOB Auditor ID: 1460). The following is a summary and description of fees for the fiscal years ended December 31, 2024 and 2023 billed to us by Ernst & Young AG. All services and fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2024	2023
Audit Fees(1)	$606,012	$698,474
Tax Fees(2)	8,144	39,245
Total Fees	$614,156	$737,719
(1)	“Audit Fees” represent the aggregate fees and expenses for professional services rendered in relation to the audit of our consolidated financial statements on Form 10-K and the review of our quarterly condensed consolidated financial statements on Form 10-Q, and the statutory audit fees of our Swiss subsidiary. It also includes professional services rendered in connection with issuance of consents included in registration statements and issuance of comfort letters.
(2)	“Tax Fees” consist of fees and expenses for professional services mainly related to tax compliance and tax advice.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young AG. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000

Our Board has approved, subject to stockholder approval, an Amendment to our Certificate to increase our authorized shares of common stock from 50,000,000 to 100,000,000. The increase in our authorized shares of common stock will become effective upon the filing of an Amendment to our Certificate with the Secretary of State of the State of Delaware. If the Amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock is approved by stockholders at the Annual Meeting, we intend to file the Amendment to our Certificate as soon as practicable following the Annual Meeting. Our Board reserves the right, notwithstanding stockholder approval of the Amendment to our Certificate and without further action by our stockholders, not to proceed with the Amendment to our Certificate at any time before it becomes effective.

The form of the Amendment is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law).

Outstanding Shares and Purpose of the Proposal

Our existing Certificate currently authorizes us to issue a maximum of 50,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of April 25, 2025, we had no shares of preferred stock issued and outstanding and the amendment of our Certificate will not affect the number of authorized shares of preferred stock. We currently have 40,904,056 shares of common stock either issued and outstanding or reserved for future issuance as follows:

●	29,427,225 shares of common stock issued and outstanding;
●	5,680,487 shares of common stock issuable upon the exercise of warrants outstanding;
●	4,236,420 shares of common stock issuable upon the exercise of options outstanding;
●	91,149 shares of common stock issuable pursuant to restricted stock units outstanding; and
●	1,468,775 shares of common stock reserved for future grants, awards, and issuances under our current equity compensation plan.

The approval of the Amendment to our Certificate to increase our authorized shares of common stock is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares.

The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives pursuant to our current equity incentive plans and any other plans we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. Because it is anticipated that our directors and executive officers will be granted additional equity awards under our 2022 Equity Incentive Plan (the “2022 Plan”), or another plan we adopt in the future, they may be deemed to have an indirect interest in the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock, because absent the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock, we may not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our common stock pursuant will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.
●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, may have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.
●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.
●	The existence of authorized but unissued stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock after this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock, warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock.

Vote Required

In accordance with our Bylaws and Delaware law, approval and adoption of this Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of this Proposal 3.

THE BOARD RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 3 is insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal and not on any other proposal discussed in this Proxy Statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any one or more of Proposal 3.

Required Vote and Recommendation

In accordance with our Certificate, Bylaws and Delaware law, and as further discussed above under “Abstentions and Broker Non-Votes”, approval and adoption of this Proposal 4 requires the affirmative vote of holders of a majority of shares present in person or represented by proxy and entitled to vote thereon.  Abstentions, if any, with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, any abstentions, if any, will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 25, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board.

Name	Age	Principal Position
Gene Mack	51	President, Chief Executive Officer and Director
Gianluca Fuggetta	36	Senior Vice President Finance, Principal Financial Officer

Gene Mack Biographical information for Mr. Mack is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Gianluca Fuggetta has served as Senior Vice President Finance and Principal Financial Officer of Gain Therapeutics since January 2025. He joined the Company in July 2022 and has served as our Principal Accounting Officer since January 2023 and was appointed as Vice President of Finance in January 2024. He previously held the position as our Principal Financial Officer from February to April 2024. Prior to these roles, Mr. Fuggetta served as our Senior Finance Director from January to December 2023, and as Finance Director from July to December 2022. Before joining the Company, Mr. Fuggetta gained extensive experience at PwC, where he worked from September 2013 to June 2022, ultimately serving as an Assurance Manager. He holds a Bachelor’s degree in business administration from Università Cattolica del Sacro Cuore and a Master’s degree in Accounting, Auditing and Control from Università Bocconi.

There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Overview

The following tables and accompanying disclosure set forth information about the compensation earned by our named executive officers during 2024. Our named executive officers include our principal executive officer, the two most highly compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2024, and the individuals who would otherwise be included but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2024, as set forth below. Our named executive officers for 2024 who appear in the Summary Compensation Table are:

●	Gene Mack, our former Chief Financial Officer who was promoted to our Interim Chief Executive Officer on June 25, 2024 and appointed as the permanent Chief Executive Officer on January 6, 2025;
●	Gianluca Fuggetta, who served as Vice President Finance and Principal Financial Officer from February 21, 2024 to April 5, 2024 and appointed Senior Vice President Finance and Principal Financial Officer on January 6, 2025;
●	Matthias Alder, who served as Chief Executive Officer from September 20, 2022 to June 25, 2024; and
●	C. Evan Ballantyne, who served as Chief Financial Officer from April 10, 2023 to March 1, 2024.

SUMMARY COMPENSATION TABLE

The following table shows, as of the years ended December 31, 2024 and 2023, compensation awarded to or paid to, or earned by, our named executive officers.

SUMMARY COMPENSATION TABLE

								Non-Equity
								Incentive
				Stock		Option		Plan		All Other
Name and Principal		Salary		Awards		Awards		Compensation		Compensation		Total
Position	Year	($)(1)		($)(2)		($)(3)		($)(4)		($)		($)
Gene Mack(5)	2024	270,621	(6)	—		455,660		—		11,439	(7)	737,720
Chief Executive Officer	2023	—		—		—		—		—		—
Gianluca Fuggetta(8)	2024	204,488	(9)	—		139,565		23,857	(9)	—		367,910
Principal Financial Officer	2023	167,028	(10)	—		52,767		10,857	(10)	—		230,652
Matthias Alder(11)	2024	262,500	(12)	—	(13)	1,032,781	(14)	125,000		24,487	(7)	1,444,768
Former Chief Executive Officer	2023	500,000		317,682		527,667		125,000		44,437	(7)	1,514,786
C. Evan Ballantyne(15)	2024	58,333	(16)	—	(17)	—	(18)	—		10,759	(7)	69,092
Former Chief Financial Officer	2023	254,110	(19)	454,000		343,000		—		22,671	(7)	1,073,781
(1)	Salary amounts represent actual amounts earned with respect to 2024. See “Narrative to Summary Compensation Table–Annual Base Salary” below.
(2)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the Restricted Stock Units (“RSU”) awards granted during 2024 and 2023 based on the closing price of our common stock on the grant date, consistent with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the RSU awards or the sale of shares of common stock underlying such RSU awards.
(3)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2024 and 2023 computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the options, the exercise of the options or the sale of shares of common stock underlying such options.
(4)	Reflects performance-based cash bonuses earned by our named executive officers with respect to the years ended December 31, 2024 and 2023. See “Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was earned.
(5)	Mr. Mack joined the Company as our Chief Financial Officer on April 8, 2024. He was elevated to Interim Chief Executive Officer on June 25, 2024 and appointed permanent Chief Executive Officer on January 6, 2025.
(6)	Mr. Mack received an annual base salary of $370,000 during his time as Interim Chief Executive Officer from June 25, 2024 to December 31, 2024 and Chief Financial Officer from April 8, 2024 through December 31, 2024.
(7)	Amount reflects medical, dental and vision insurance premium amounts paid by us on behalf of Mr. Mack, Mr. Alder, and Mr. Ballantyne, as well as life, long-term disability, short-term disability and accidental death and dismemberment insurance premiums paid by us on their behalf.
(8)	Mr. Fuggetta served as our Principal Financial Officer from February 21, 2024 to April 5, 2024 upon Mr. Ballantyne’s resignation from employment with the Company until the appointment of Mr. Mack as Chief Financial Officer on April 8, 2024. Upon Mr. Mack’s elevation to Chief Executive Officer as of January 6, 2025, Mr. Fuggetta was appointed Senior Vice President Finance and Principal Financial Officer.
(9)	Mr. Fuggetta received an annual base salary of ₣180,000 and non-equity incentive plan compensation of ₣21,000, which for reporting purposes has been converted into U.S. dollars at the 2024 average exchange rate of $1.136. Mr. Fuggetta received no additional compensation for his role as Principal Financial Officer from February 21, 2024 to April 5, 2024.
(10)	Mr. Fuggetta received an annual base salary of ₣150,000 and non-equity incentive plan compensation of ₣9,750, which for reporting purposes has been converted into U.S. dollars at the 2023 average exchange rate of $1.114.
(11)	Mr. Alder served as our Chief Executive Officer from September 20, 2022 until June 25, 2024.
(12)	Amount reflects an annual base salary of $525,000 pro-rated for Mr. Alder’s time as Chief Executive Officer from January 1, 2024 through June 25, 2024.
(13)	A portion of Mr. Alder’s stock awards were forfeited upon his termination from employment with the Company on June 25, 2024.
(14)	A portion of Mr. Alder’s option awards were forfeited upon his termination from employment with the Company on June 25, 2024.
(15)	Mr. Ballantyne served as our Chief Financial Officer from April 10, 2023 until March 1, 2024.
(16)	Amount reflects an annual base salary of $350,000 pro-rated for Mr. Ballantyne’s time as Chief Financial Officer from January 1, 2024 through March 1, 2024.
(17)	Mr. Ballantyne’s stock awards were forfeited upon his resignation from employment with the Company on March 1, 2024.
(18)	Mr. Ballantyne’s option awards were forfeited upon his resignation from employment with the Company on March 1, 2024.
(19)	Amount reflects an annual base salary of $350,000 pro-rated for Mr. Ballantyne’s time as Chief Financial Officer from April 10, 2023 through December 31, 2023.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Elements of Compensation

Our Board reviews compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company.

Generally, our Board has historically determined the compensation of our executives, upon recommendation of the Compensation Committee. The Compensation Committee has reviewed and recommended to the Board for approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives. Our Chief Executive Officer has typically discussed his recommendations for all other executives (other than himself) with the compensation committee and the Board. Based on those discussions and its discretion, the Compensation Committee has recommended the cash compensation of each executive officer to the Board, and the Board has then approved. The Compensation Committee administers our equity compensation plans and approves or recommends to the Board for approval awards made to our executives thereunder.

Annual Base Salary

The annual base salaries of our named executive officers are generally reviewed, determined and approved by the Board periodically upon the recommendation of the Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for each of our named executive officers for the years indicated:

	2024 Base	2025 Base
	Salary	Salary
Name	($)	($)
Gene Mack(1)	370,000	500,000
Gianluca Fuggetta(2)	204,488	227,209
Matthias Alder(3)	262,500	N/A
C. Evan Ballantyne(4)	58,333	N/A
(1)	Mr. Mack served as our Chief Financial Officer from April 8, 2024 to January 6, 2025. From June 25, 2024 to January 7, 2025, Mr. Mack also served as our Interim Chief Executive Officer, a role for which he received no additional compensation. He was appointed as our permanent Chief Executive Officer on January 6, 2025.
(2)	Mr. Fuggetta was appointed our Senior Vice President Finance and Principal Financial Officer effective January 6, 2025. Mr. Fuggetta’s base salary has been converted from Swiss francs into U.S. dollars at the 2024 average exchange rate of $1.136.
(3)	Mr. Alder was appointed as our Chief Executive Officer effective September 20, 2022 and served as our Chief Executive Officer until June 25, 2024.
(4)	Mr. Ballantyne was appointed as our Chief Financial Officer effective April 10, 2023 and served as our Chief Financial Officer until March 1, 2024.

Non-Equity Incentive Plan Compensation

In accordance with the terms of their respective employment agreements, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by the Compensation Committee.

	2024 Bonus	2025 Bonus
	Target	Target
Name	(%)	(%)
Gene Mack(1)	35	50
Gianluca Fuggetta(2)	—	30
Matthias Alder(3)	50	—
Evan Ballantyne(4)	—	—

(1)	Mr. Mack served as our Chief Financial Officer from April 8, 2024 to January 7, 2025. From June 25, 2024 to January 7, 2025, Mr. Mack also served as our Interim Chief Executive Officer, a role for which he received no additional compensation. He was appointed as our permanent Chief Executive Officer effective January 6, 2025. The Compensation Committee determined, at its own discretion, that Mr. Mack had earned 30% of his target bonus for 2024 based on additional achievements and his overall performance, equal to a bonus of $150,000.
(2)	Mr. Fuggetta served as our Principal Financial Officer from February 21, 2024 to April 5, 2024. He was appointed as our Senior Vice President Finance and Principal Financial Officer effective January 6, 2025. The Compensation Committee determined, at its own discretion, that Mr. Fuggetta had earned a 10% discretionary bonus, equal to a bonus of ₣18,000.
(3)	Mr. Alder was appointed as our Chief Executive Officer effective September 20, 2022 and served as our Chief Executive Officer until June 25, 2024.
(4)	Mr. Ballantyne was appointed as our Chief Financial Officer effective April 10, 2023 and served as our Chief Financial Officer until March 1, 2024.

In December 2024, the Compensation Committee completed an evaluation of our overall performance for 2024 and the named executive officers’ respective contributions in achieving this performance. The Compensation Committee’s review was based on company performance against corporate objectives previously approved by the Board.

Following such review, the Compensation Committee determined that less than 60% of the corporate performance objectives were achieved. Therefore, the Compensation Committee determined, at its own discretion, that Mr. Mack had earned 30% of his target bonus for 2024 based on additional achievements and his overall performance, equal to a bonus of $150,000, and Mr. Fuggetta had earned a 10% discretionary bonus, equal to a bonus of ₣18,000. Since Mr. Alder was terminated before the Compensation Committee’s review, no performance bonus would be paid to Mr. Alder in connection with his services for the year ended December 31, 2024.

Equity-Based Incentive Awards

Our equity-based incentive awards granted to our named executive officers are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers.

Historically, we have used stock options as an incentive for long-term compensation to our executive officers because the options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the option’s exercise price, which exercise price is set at the fair market value of our shares of common stock on the date of grant. We have also used restricted stock unit awards as long-term incentives for our executive officers, in combination with or without stock option awards.

Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. We may grant equity awards at such times as our Board or Compensation Committee determines appropriate. Our executives generally are awarded an initial grant in the form of an option, at times accompanied by restricted stock units, in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “Outstanding Equity Awards at Fiscal Year End” for further information regarding option and stock awards granted during fiscal year 2024.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2024.

	Option Awards								Stock Awards
											Market
											Value of
		Number of		Number of					Number of		Shares or
		Securities		Securities					Shares or		Units of
		Underlying		Underlying		Option			Units That		Stock That
		Unexercised		Unexercised		Exercise	Option		Have Not		Have Not
	Grant	Options (#)		Options (#)		Price	Expiration		Vested		Vested
Name	Date	Exercisable		Unexercisable		($)	Date		(#)		($)
Gene Mack	04/05/24	—		200,000	(1)	3.56	04/05/34		—		—
Chief Executive Officer
Gianluca Fuggetta	03/21/24	—		50,000	(2)	4.37	03/21/34		—		—
Principal Financial Officer	03/23/23	6,562	(3)	8,438		4.84	03/23/33		—		—
	07/01/22	6,036	(4)	3,964		3.47	06/30/32		—		—
Matthias Alder	03/21/24	115,625	(5)	—		4.37	03/21/34	(6)	—	(7)	—
Former Chief Executive Officer	03/23/23	84,375	(5)	—		4.84	03/23/33	(6)	—	(7)	—
	09/20/22	55,801	(5)	—		3.50	09/20/32	(6)	—	(7)	—
	07/15/22	57,750	(5)	—		4.01	07/15/32	(6)	—	(7)	—
	12/23/21	174,980	(5)	—		5.86	12/23/31	(6)	—	(8)	—
Evan Ballantyne	—	—		—	(9)	—	—		—	(9)	—
Former Chief Financial Officer
(1)	Subject to Mr. Mack’s continued service through each applicable vesting date, the option awards will vest and become exercisable 25% on April 5, 2025, with the remaining balance vesting and becoming exercisable in substantially equal monthly installments over the next three years left in the service period. The option awards have been granted from the 2021 Inducement Plan.
(2)	Subject to Mr. Fuggetta’s continued service through each applicable vesting date, the option awards will vest and become exercisable 25% on March 21, 2025, with the remaining balance vesting and becoming exercisable in substantially equal monthly installments over the next three years left in the service period. The option awards have been granted from the 2022 Plan.
(3)	25% of the option awards vested and became exercisable on March 23, 2024. Starting from April 23, 2024 the option awards started vesting in substantially equal monthly installments and will continue to vest on a monthly basis subject to Mr. Fuggetta’s continued service through each applicable vesting date until the end of the four-year vesting period. The option awards have been granted from the 2022 Plan.

(4)	25% of the option awards vested and became exercisable on July 1, 2023. Starting from August 1, 2023 the option awards started vesting in substantially equal monthly installments and will continue to vest on a monthly basis subject to Mr. Fuggetta’s continued service through each applicable vesting date until the end of the four-year vesting period. The option awards have been granted from the 2022 Plan.
(5)	Upon Mr. Alder’s termination of employment with the Company effective as of June 25, 2024, a portion of his option awards were accelerated to vest and the remainder of the unvested option awards were forfeited. The option awards granted after 2021 were from the 2022 Plan and the options granted in 2021 were under the 2021 Inducement Plan.
(6)	The expiration date reflected herein is without regard to any events which may cause such options to expire earlier, such as termination of service.
(7)	Upon Mr. Alder’s termination of employment with the Company effective as of June 25, 2024, a portion of his RSU awards (30,750 units) were accelerated to vest and the remainder of the unvested RSU awards (40,126 units) were forfeited. As of December 31, 2024, shares of common stock had not been issued in respect of the vested units. The RSU awards were granted from the 2022 Plan.
(8)	The performance-based restricted stock unit awards granted to Mr. Alder in December 2021 did not vest as the performance milestones were not achieved. The performance-based restricted stock unit awards were granted from the 2021 Inducement Plan.
(9)	Mr. Ballantyne’s equity grants were forfeited upon his resignation from employment with the Company effective as of March 1, 2024.

The Company’s Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Consistent with our annual compensation cycle, the Compensation, Corporate Governance and Nominating Committee has for several years granted annual equity awards to its executive officers and directors at the start of the new fiscal year. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

Other than as reflected in the table below, no stock options were issued to executive officers in fiscal year 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

					Percentage Change in the Closing Market
					Price of the Securities Underlying the
					Award between the Trading Ending
					Immediately Prior to the Disclosure
		Number of	Exercise		of Material Nonpublic Information
		Securities	Price of the	Grant Date	and the Trading Day Beginning
	Grant	Underlying the	Award	Fair Value	Immediately Following the Disclosure
Name	Date	Award	($)	($)	of Material Nonpublic Information
Gene Mack	04/05/24	200,000	3.56	455,660	(5.06)%
Chief Executive Officer
Gianluca Fuggetta	03/21/24	50,000	4.37	139,565	(4.69)%
Principal Financial Officer
Matthias Alder	03/21/24	370,000	4.37	1,032,781	(4.69)%
Former Chief Executive Officer

Health and Welfare and Retirement Benefits

Our named executive officers are eligible to participate in benefits available generally to salaried employees, such as participation in our 401(k) plan in the United States, paid time off, and holiday, in each case on the same basis as our other employees.

The Compensation Committee periodically reviews the levels of benefits provided to executive officers to ensure that they remain reasonable and consistent with its compensation philosophy. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Perquisites

We generally do not provide significant perquisites or personal benefits to our executive officers.

Employment Agreements and Severance Benefits

We provide our executive officers with certain severance protections in their employment agreements in order to attract and retain an appropriate caliber of talent for such positions. Our employment agreements with the named executive officers and the severance provisions set forth therein are summarized below under “Employment Arrangements” and “Potential Payments and Benefits upon Termination or Change in Control.” Our Compensation Committee intends to periodically review the level of the benefits in these agreements.

Employment Arrangements

We are currently party to employment agreements with Messrs. Mack and Fuggetta in their roles as our current executive officers. During his tenure as our Chief Financial Officer, we were also party to an employment agreement with Mr. Ballantyne. During his tenure as our Chief Executive Officer, we were party to an employment agreement with Mr. Alder, and upon his resignation in June 2024, we entered into a separation agreement with Mr. Alder, as discussed further below.

The agreements set forth the terms and conditions of each such individual’s employment with us, including base salary or fees for service, bonus opportunity and eligibility for employee benefits. Additionally, either in such agreements or in the ancillary agreements thereunder, our named executive officers have certain continuing obligations set forth in certain non-solicitation and non-competition provisions. Our agreements with Messrs. Mack, Fuggetta, Alder, and Ballantyne set forth certain severance benefits upon a qualifying termination of employment. Any potential payments and benefits due upon a qualifying termination or a change in control are further described below under “Potential Payments and Benefits upon Termination or Change in Control.”

The employment or of our named executive officers may be terminated at any time subject to any applicable notice provisions and other terms of the respective agreements. In addition, each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement. The material terms of each agreement are described below.

Gene Mack

Chief Executive Officer (January 2025 to present)

In connection with Mr. Mack’s appointment as our President and Chief Executive Officer, we entered into an amended and restated employment agreement with Mr. Mack, dated January 6, 2025 (the “Mack CEO Amendment”), pursuant to which Mr. Mack is entitled to an annual base salary of $500,000 and is eligible for an annual incentive cash bonus with a target payout of 50% of his annual base salary.

In the event of termination of Mr. Mack’s employment without “Cause”, by Mr. Mack for “Good Reason” or Mr. Mack’s employment terminates upon his death or “Disability” (as each such capitalized term is defined in the Mack CEO Amendment), in all cases subject to Mr. Mack entering into and not revoking a separation agreement, then he will be entitled to severance as follows: (i) an amount equal to his base salary in effect immediately prior to the termination date and (ii) for the period starting on the date of termination and ending 12 months after such date, or, in the event of a change of control, the period starting on the date of termination and ending 18 months after such date (the “Severance Period”), the cost of continuation coverage pursuant to COBRA or applicable state continuation coverage laws, for Mr. Mack and his eligible dependents who were covered under our health insurance plans as of the date of termination.

Alternatively, if Mr. Mack’s employment is terminated during a change of control period by us without “Cause” or by Mr. Mack for “Good Reason,” then he will be entitled to (i) the Pro-Rata Annual Bonus (as defined in the Amendment) and the amount of the Target Bonus (as defined in the Amendment) that would accrue during the Severance Period and (ii) acceleration of vesting of all outstanding unvested stock awards, including future stock options, RSUs, restricted stock and such other awards granted pursuant to our stock option and equity incentive award plans and any shares of stock issued upon exercise thereof. In either case, Mr. Mack’s receipt of severance payments and benefits is subject to Mr. Mack signing (and not revoking) a release of claims within the time period stated therein, but in no event later than sixty days after the termination.

In addition, the Mack CEO Amendment provides that Mr. Mack is eligible for equity incentive grants as determined by the Board in its sole discretion from time to time. Mr. Mack is also eligible to participate in our employee benefit plans, as may be maintained by us from time to time, on the same terms as other similarly situated employees of the Company.

Chief Financial Officer (April 2024 to January 2025)

In connection with his appointment as our Chief Financial Officer, we entered into an employment agreement with Mr. Mack, effective as of April 8, 2024 (the “Mack CFO Employment Agreement”) whereby Mr. Mack was entitled to receive an annual base salary of $370,000 and was eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus that was initially set at a target of 35% of his annual base salary.

As a material inducement to Mr. Mack to enter into the Mack CFO Employment Agreement, the Board also approved the grant to Mr. Mack of an inducement equity award consisting of an option to purchase up to 200,000 shares of our common stock at an exercise price of $3.56 per share pursuant to our 2021 Inducement Plan, vesting over a four year period with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the vesting period.

In the event of termination of Mr. Mack’s employment as Chief Financial Officer by us without cause, by Mr. Mack for good reason or Mr. Mack’s employment terminated upon his death or disability, in all cases subject to Mr. Mack entering into and not revoking a separation agreement in a form acceptable to us, he would have been eligible to receive cash severance equal to six (6) months of base salary. In addition, if Mr. Mack timely elected to receive continued coverage under the Company’s group health care plan pursuant to COBRA or applicable state continuation coverage laws, then he would have been eligible to receive payment of the employer portion of his COBRA premiums for the six (6) month period after the termination of employment occurred.

If such termination occurred on the date of a change of control or within twelve (12) months thereafter, then as additional components of severance, Mr. Mack would have been eligible to receive (x) (i) a cash severance equal to twelve (12) months of base salary; (ii) if Mr. Mack timely elected to receive continued coverage under our group health care plan pursuant to COBRA or applicable state continuation coverage laws, then he would have been eligible to receive payment of the employer portion of his COBRA premiums for the twelve (12) month period after the termination; (iii) an annual cash bonus equal to his pro-rated annual target bonus opportunity for the year in which the termination of employment occurred, and (iv) an annual cash bonus equal to his annual target bonus opportunity that would have accrued during the twelve (12) month period after the termination of employment occurs; and (y) accelerated vesting of 100% of any then-unvested stock awards.

Gianluca Fuggetta

In connection with his appointment as our Principal Financial Officer, we entered into an employment agreement with Mr. Fuggetta, effective January 1, 2025, whereby Mr. Fuggetta is entitled to receive an annual base salary of CHF 200,000 and is eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus with a target payout of 30% of his annual base salary. Further, if we terminate Mr. Fuggetta without good cause, we will pay to Mr. Fuggetta severance equal to six months base salary. If we terminate Mr. Fuggetta within 12 months following a change in control without good cause, the gross severance will equal to 12 months of his annual base salary.

Matthias Alder

In connection with his appointment as President and Chief Executive Officer, we had entered into an amended and restated employment agreement with Mr. Alder (the “Alder Employment Agreement”) dated September 20, 2022 (the “Effective Date”).

Pursuant to the Alder Employment Agreement, Mr. Alder was entitled to (i) an annualized base salary of $525,000 and (ii) an annual incentive cash bonus with a target of 50% of his annual base salary, as determined by the Board in its sole discretion. Pursuant to the Alder Employment Agreement, the Board approved the grant to Mr. Alder of an option to purchase up to 60,900 shares of our common stock at an exercise price per share equal to fair market value on the date of grant (the “Promotion Option”) and 10,200 restricted stock units (the “Promotion RSUs”), in each case subject to the terms and conditions of our 2022 Equity Incentive Plan and the applicable award documentation. Subject in each case to Mr. Alder’s continued service through each applicable vesting date, (i) the Promotion Option was set to vest and become exercisable 25% on the first anniversary of the Effective Date, with the remaining balance vesting and becoming exercisable in substantially equal monthly installments over the three years thereafter on the same day of the month as the Effective Date and (ii) the Promotion RSUs was to vest 25% on the first anniversary of the Effective Date, with the remaining balance vesting in substantially equal quarterly installments every three months over the three years thereafter on the same day of the month as the Effective Date. In addition, the Amended and Restated Employment Agreement provided that Mr. Alder would have been eligible for equity incentive grants as determined by the Board in its sole discretion from time to time, and his existing equity awards will continue to vest in accordance with their terms.

Separation Agreement

Mr. Alder’s service as our Chief Executive Officer ended effective June 25, 2024 and we entered into separation and general release agreement with Mr. Alder on June 27, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to Mr. Alder’s compliance with its terms Mr. Alder would (i) receive the amount of $525,000, which was equal to twelve (12) months of his base salary in effect immediately prior to the separation date, (ii) receive payment of Mr. Alder’s COBRA premiums for COBRA coverage for a period of twelve (12) months following the separation date (the “Severance Period”) if he timely elected COBRA coverage, (iii) be provided all of his outstanding, unvested equity awards vested to the extent that such awards would have vested over the twelve (12) month period following the separation date if he had remained continuously employed by the Company, (iv) be provided 180 days after the separation date to exercise vested options; and (v) during the Severance Period, we would continue to pay the amount of any life insurance and long-term disability insurance premiums that we were paying on the behalf of Mr. Alder prior to the separation date.

On September 18, 2024, Mr. Alder filed suit against us in the Circuit Court of Maryland for Montgomery County (the “Litigation”). On October 10, 2024, Mr. Alder amended the complaint in the Litigation to add Jeffrey Riley, a member of our Board, and Khalid Islam, Chairman of the Board, as defendants. In his suit, Mr. Alder alleges, among other things, that we breached the Separation Agreement and employment agreement with Mr. Alder by failing to pay certain severance amounts as well as violated non-disparagement obligations to Mr. Alder. We engaged in a mediation session on March 31, 2025, and we are currently negotiating a settlement agreement with Mr. Alder.

C. Evan Ballantyne

We entered into an employment agreement with Mr. Ballantyne effective as of April 10, 2023, in connection with his appointment as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Ballantyne was entitled to receive an annual base salary of $350,000 and eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus which the Board initially set at a target of 40% of his annual base salary.

Also pursuant to Mr. Ballantyne’s employment agreement, as a material inducement to Mr. Ballantyne to enter into employment with us, the Board also approved the grant to Mr. Ballantyne of the following inducement equity awards granted pursuant to the 2021 Inducement Plan, on the date of commencement of Mr. Ballantyne’s employment: (i) an option award to purchase up to 100,000 shares of our common stock at an exercise price per share equal to fair market value on the date of grant (the “Inducement Option”), vesting over a four year period from the CFO Transition, with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the vesting period, in each case subject to Mr. Ballantyne’s continuous employment with us through the applicable vesting date, and (ii) 100,000 restricted stock units (the “Inducement RSUs”) vesting, subject to Mr. Ballantyne’s continuous employment with the Company through the applicable vesting date, upon the Board’s certification that one or both of the following performance conditions have been achieved: (a) 50,000 Inducement RSUs vesting in connection with the closing of a transaction extending the cash runway by twenty-four (24) months, and/or (b) 50,000 Inducement RSUs vesting in connection with our stock price reaching a price of $10.00 per share based on the 10 day volume weighted average share price.

Mr. Ballantyne’s service as our Chief Financial Officer ended effective March 1, 2024.

Potential Payments Upon Termination or Change in Control

Our named executive officers are entitled to certain severance benefits upon certain qualified terminations of employment and upon certain qualified changes in control of the Company, each as summarized below.

Gene Mack

In the event of termination of Mr. Mack’s employment by the Company without “Cause”, by Mr. Mack for “Good Reason” or Mr. Mack’s employment terminates upon his death or “Disability” (as each such capitalized term is defined in the Amendment), in all cases subject to Mr. Mack entering into and not revoking a separation agreement in a form acceptable to the Company, then he will be entitled to severance as follows: (i) an amount equal to his base salary in effect immediately prior to the termination date and (ii) for the period starting on the date of termination and ending 12 months after such date, or, in the event of a change of control, the period starting on the date of termination and ending 18 months after such date (the “Severance Period”), the cost of continuation coverage pursuant to COBRA or applicable state continuation coverage laws, for Mr. Mack and his eligible dependents who were covered under the Company’s health insurance plans as of the date of termination.

Alternatively, if Mr. Mack’s employment is terminated during a change of control period, as defined in the Mack Employment Agreement, by the Company without “Cause” or by Mr. Mack for “Good Reason,” then he will be entitled to (i) the Pro-Rata Annual Bonus (as defined in the Amendment) and the amount of the Target Bonus (as defined in the Amendment) that would accrue during the Severance Period and (ii) acceleration of vesting of all outstanding unvested stock awards, including future stock options, RSUs, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans and any shares of stock issued upon exercise thereof. In either case, Mr. Mack’s receipt of severance payments and benefits is subject to Mr. Mack signing (and not revoking) a release of claims within the time period stated therein, but in no event later than sixty days after the termination.

Gianluca Fuggetta

In the event of termination of Mr. Fuggetta’s employment by the Company without good cause (in accordance with art. 340c para. 2 Swiss Code of Obligation), Mr. Fuggetta is entitled to a gross severance equal to six (6) months base salary.

Alternatively, if Mr. Fuggetta’s employment is terminated during a change of control period, as defined in the Fuggetta Employment Agreement, by the Company without good cause (in accordance with art. 340c para. 2 Swiss Code of Obligation), Mr. Fuggetta is entitled to an additional six (6) months base salary for a total of twelve (12) months base salary.

Matthias Alder

See above under the caption “Employment Arrangements.”

C. Evan Ballantyne

Mr. Ballantyne resigned from the Company effective March 1, 2024. No severance benefits were paid to Mr. Ballantyne in connection with his resignation from the Company.

Equity Incentive Agreements

Our equity incentive plans and award agreements thereunder also provide for certain protections in the event of specified termination and change in control events, as summarized below.

2020 Omnibus Incentive Plan (“Prior Plan”). Unless an award agreement provides otherwise, in the event of a change in control (as defined in the Prior Plan) and either an award is not assumed or substituted by the acquirer or it is assumed or substituted, but the participant’s employment is terminated without cause or for good reason (as such terms are defined in the Prior Plan) within 12 months following the change in control (a “Qualifying Termination”), (i) any unvested awards will become fully vested and exercisable (if applicable), and (ii) any applicable performance conditions will be deemed to be achieved at target performance levels.

2021 Inducement Plan. The 2021 Inducement Plan provides for the same treatment of outstanding awards in the event of a Qualifying Termination as provided under the Prior Plan, noted above.

In addition, the option and RSU agreements under the 2021 Inducement Plan provide that in the event that a participant’s employment is terminated by the Company without cause or due to the participant’s death or disability, subject to the execution and delivery of an effective release of claims, the shares subject to the options or RSUs that are scheduled to vest in the six months following the termination date will immediately vest on the date of termination.

2022 Plan. Unless an award agreement provides otherwise, under the 2022 Plan, in the event of a corporate transaction (as defined in the 2022 Plan) where outstanding awards are not assumed, continued, or substituted, awards held by current participants will vest in full contingent upon the effectiveness of the transaction, and any performance-vesting conditions will be deemed satisfied at 100% of the target level of performance.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2024. Mr. Mack is a named executive officer whose compensation is included in the “Summary Compensation Table” and as described in the related narrative disclosure above. Mr. Mack does not receive any compensation for his service as a director.

	Fees
Name	Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Khalid Islam, Ph.D.	75,000	9,506	84,506
Dov Goldstein, M.D.	62,000	9,506	71,506
Hans Peter Hasler	58,500	9,506	68,006
Eric Richman	45,000	9,506	54,506
Gwen Melincoff	45,000	9,506	54,506
Claude Nicaise, M.D.	50,000	9,506	59,506
Jeffrey Riley	60,500	9,506	70,006
(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the periods presented computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the options, the exercise of the options or the sale of the shares of common stock underlying such options.

The following table provides information regarding the number of shares of common stock underlying options granted to our non-employee directors that were outstanding as of December 31, 2024:

Option Awards
Outstanding at
Name	Year-End (#)
Khalid Islam, Ph.D.	68,770
Dov Goldstein, M.D.	55,558
Hans Peter Hasler	55,558
Eric Richman	370,824
Gwen Melincoff	55,558
Claude Nicaise, M.D.	55,558
Jeffrey Riley	81,982

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

On September 20, 2022, we adopted a formal non-executive director compensation policy based upon market research and advice from our compensation consultant. Under our non-employee director compensation policy, each of our non-employee directors is eligible to receive cash and equity compensation for service on our Board and committees of our Board.

Cash Compensation

The non-employee director compensation policy provides our non-employee directors with the following cash compensation for their services:

Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for non-executive chairperson	35,000
Additional retainer for audit committee chair	17,000
Additional retainer for audit committee member	7,500
Additional retainer for compensation committee chair	13,000
Additional retainer for compensation committee member	5,000
Additional retainer for nominating and governance committee chair	11,000
Additional retainer for nominating and governance committee member	5,000

These retainers are payable in arrears in four equal quarterly installments within thirty days after the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending our Board and Committee meetings.

Equity Compensation

In addition to cash compensation, each non-employee director is eligible to receive options under the 2022 Plan. Each option granted under the policy is a non-statutory stock option and has an exercise price per share equal to the fair market value of a share of common stock on the date of grant. Any options granted under this policy have a term of 10 years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us. Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date.

Upon the termination of the membership of the non-employee director on the board for any reason, his or her options granted under this policy shall remain exercisable for three months following his or her date of termination (or such longer period as the board may determine in its discretion on or after the date of grant of such options).

Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with us until immediately prior to the closing of a change in control (as such term is defined in our 2022 Plan), the shares subject to his or her then-outstanding initial or annual equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.

Initial Award

Each new non-employee director who first joins our Board will automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted an initial, one-time equity award of options to purchase 42,000 shares of common stock, referred to as the initial grant. One-third of each initial grant will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant.

Annual Awards

On the date of each annual meeting of our stockholders, each non-employee director who continues to serve will automatically be granted an option to purchase 15,000 shares of common stock, which will vest in equal monthly installments over the 12 months following the date of grant, subject to (i) the non-employee director’s continuous service through each applicable vesting date and (ii) that no annual award will be granted to a non-employee director in the same calendar year that such director received his or her initial grant.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024.

			(c) Number of
			Securities Remaining
	(a) Number of		Available for Future
	Securities to be Issued	(b) Weighted Average	Issuance Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights(1)	and Rights	(a))(3)
Equity plans approved by stockholders(1)	2,477,465	4.31	652,081
Equity plans not approved by stockholders(2)	674,980	4.40	325,020
Total	3,152,445	4.33	977,101
(1)	The equity plans approved by security holders are described in Note 15 — Equity Incentive Plans, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 and include the Prior Plan and the 2022 Plan, which were approved by our stockholders.
(2)	Consists of the 2021 Inducement Plan, as described in Note 15 — Equity Incentive Plans, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(3)	Includes the Prior Plan and 2022 Plan. Stock options or other stock awards granted under the Prior Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2020 Plan. In accordance with the terms of the 2022 Plan, the total number of shares of common stock reserved for issuance thereunder automatically increased on January 1st in an amount equal to 6.0% of the total number of shares of common stock outstanding on December 31st of the preceding year. Accordingly, on January 1, 2025, the number of shares of common stock available for issuance under the 2022 Plan increased by 1,627,955 shares, pursuant to these provisions. This increase is not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 25, 2025 by:

●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

At this time, there is no person or entity known by us to be the beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 29,427,225 shares of common stock outstanding as of April 25, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or issuable pursuant to restricted stock units held by the person that are currently exercisable, or would vest or become exercisable based on service-based vesting conditions within 60 days of April 25, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
Named Executive Officers and Directors:
Gene Mack(2)	72,733	*
Gianluca Fuggetta(3)	31,345	*
Eric I. Richman(4)	675,282	2.29%
Khalid Islam(5)	999,554	3.40%
Dov Goldstein(3)	55,558	*
Hans Peter Hasler(3)	55,558	*
Gwen Melincoff(3)	55,558	*
Claude Nicaise(3)	55,558	*
Jeffrey Riley(6)	111,982	*
Matthias Alder(7)	58,274	*
C. Evan Ballantyne	—	*
All current executive officers and directors as a group (9 persons)(8)	2,113,128	7.18%
*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,427,225 shares outstanding on April 25, 2025, adjusted as required by rules promulgated by the SEC.
(2)	Consists of (a) 14,400 shares of common stock held by Mr. Mack and (b) 58,333 shares of common stock issuable upon the exercise of options that will vest within 60 days of April 25, 2025.

(3)	Consists of shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2025.
(4)	Consists of (a) 289,629 shares of common stock held by Mr. Richman, (b) 370,824 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2025, and (c) 14,829 shares of common stock held by the Eric I. Richman Living Trust. Mr. Richman is the trustee for the Eric I. Richman Living Trust and has sole voting and investment power over the shares held by the Eric I. Richman Living Trust.
(5)	Consists of (a) 880,784 shares of common stock held by 1 MM & 1 PP AG, of which Dr. Islam is the ultimate shareholder and beneficial owner, (b) 50,000 shares of common stock held by Dr. Islam, and (c) 68,770 shares of common stock, held in Dr. Islam’s individual name, issuable upon the exercise of options granted to Dr. Islam that are exercisable within 60 days of April 25, 2025.
(6)	Consists of (a) 30,000 shares of common stock held by Mr. Riley and (b) 81,982 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2025.
(7)	Consists of (a) 27,524 shares of common stock held by Mr. Alder and (b) 30,750 shares of common stock with respect to vested RSUs without consideration of any requirements or conditions that need to be satisfied for such shares to be issued. Upon Mr. Alder’s termination of employment with the Company effective as of June 25, 2024, a portion of his RSU awards (30,750 units) were accelerated to vest and the remainder of the unvested RSU awards (40,126 units) were forfeited. As of April 25, 2025, shares of common stock had not been issued in respect of the vested RSUs. The RSU awards were granted under the 2022 Plan.
(8)	Consist of (a) 1,224,742 shares of our common stock held by our directors and current executive officers, (b) 54,900 shares issuable upon vesting of restricted stock units held by our directors, and (c) 833,486 shares of common stock issuable upon the exercise of options granted to our directors and current executive officers that are exercisable within 60 days of April 25, 2025, which does not include shares held by Messrs. Alder or Ballantyne, as they are not current executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Related Party Transactions

In connection with our initial public offering, our Board adopted a written related-party transaction policy, setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” will include (i) our executive officers, directors, director nominees and their immediate family members; (ii) stockholders owning five percent or more of our outstanding common stock and their immediate family members; and (iii) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. The policy covers with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $100,000 and a related person has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our Audit Committee has reviewed, approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Although we did not have a written policy for the review and approval of transactions with related persons prior to our IPO, our Board historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described below. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2023, with respect to which we were a party, will be a party, or otherwise benefited, in which:

●	the amount involved exceeded or will exceed the lesser of (i) $120,000; or (ii) 1% of the average of our total assets as of December 31, 2023 and 2024, and
●	any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Agreements with Our Directors and Officers

Separation Agreement with Matthias Alder

On June 27, 2024, we entered into the Separation Agreement with Mr. Alder. See the disclosure above under the section titled “Employment Arrangements.”

Consulting Agreement with Eric Richman

On September 20, 2022, we entered into a consulting agreement with Mr. Eric Richman, who previously served as our Chief Executive Officer and is currently a member of our Board. Pursuant to the consulting agreement, Mr. Richman agreed to provide consulting services as a special advisor to the Company and the Board at the request of the Chairman of the Board or another member of the Board of the Company. The consulting agreement terminated on September 20, 2023. We paid a total of $236,000 in connection with Mr. Richman’s consulting agreement.

Relationship with Minoryx

We have entered into a license agreement, dated December 20, 2017, or the Minoryx License Agreement, with Minoryx Therapeutics, S.L., a company organized under the laws of Spain, or Minoryx, pursuant to which we obtained exclusive worldwide license rights from Minoryx to use and exploit its intellectual property, including its SEE-Tx® discovery platform for the identification of non-competitive pharmacological chaperones and exclusive worldwide sublicense rights to certain IP licensed by Minoryx from the University of Barcelona and the Institució Catalana de Recerca i Estudis Avançats. Dr. Islam, one of our founders and Chairman of our Board, is the chairman of the board of directors of Minoryx, and as such, there may be times when there is a conflict of interest between us and Minoryx. As consideration for the license grant under the Minoryx License Agreement, we have agreed to pay Minoryx royalties on a product-by-product basis based on the licensed intellectual property used by us, ranging from a high single digit to low single digit percentage of net revenues of products during the royalty term commencing on the effective date of the Minoryx License Agreement and continuing until the 10th anniversary of the first product commercialization. Upon the expiration of the royalty term for a product or service in a country, the license with respect to the product or service, as the case may be, shall become royalty-free, fully-paid, irrevocable and perpetual. No payments were made pursuant to the Minoryx License Agreement during 2024 or 2023.

Employment Agreements

We have entered into employment agreements with our executive officers. Each of our executive officers has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. For more information regarding these agreements with our named executive officers, see “Executive Compensation.”

Severance Arrangements

The employment agreements we have entered into with our executive officers provide for certain severance arrangements. For more information regarding these arrangements with our executive officers, see “Executive Compensation-Potential Payments upon Termination or Change of Control.”

Executive and Director Compensation

We have granted equity awards to certain of our directors and executive officers. For more information regarding the options granted to our named executive officers and directors, see “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

We enter into separate indemnity agreements with each of our directors and officers, in addition to the indemnification provided for in our Bylaws. These indemnity agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also maintain directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single notice of internet availability of proxy materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Gene Mack

Gene Mack
Chief Executive Officer

April 29, 2025

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our 2024 Annual Report on Form 10-K at https://gaintherapeutics.com/investors-media/sec-filings. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available without charge upon written request to our Secretary at c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary.

Appendix A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GAIN THERAPEUTICS, INC.

A Delaware Corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Gain Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Gain Therapeutics, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware June 26, 2020 (as further amended and restated, the “Certificate of Incorporation”).
2.	The Certificate of Incorporation is hereby amended to increase the authorized shares of the Corporation’s common stock, par value $0.0001 per share, by deleting Paragraph A of Article FOURTH, and replacing such paragraph with the following:

“Authorized Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000 shares of stock, consisting of (i) 100,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”)  The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation.”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.
4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.
5.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this _____ day of _______________, 20__.

GAIN THERAPEUTICS, INC.

By: ___________________________

Name: ________________________

Title: _________________________

A-1

Annual Meeting of Stockholders Annual Meeting of Stockholders to be held on June 24, 2025 at 8:30 AM Eastern time. The record date is April 25, 2025. Internet: www.AALvote.com/ganx • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-804-9616 • Use any touch tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the Prepaid Envelope provided In Person: • June 24, 2025 at 8:30 AM Eastern time at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, Floor 17, New York, New York 10020 Scan QR Code for Digital Voting CONTROL NUMBER GAIN THERAPEUTICS, INC. FOLD HERE PROXY ANNUAL MEETING OF STOCKHOLDERS GAIN THERAPEUTICS, INC. JUNE 24, 2025 This Proxy is solicited by the Board of Directors of Gain Therapeutics, Inc., which recommends that you vote “FOR” the nominees for Director and “FOR” Proposals 2, 3 and 4. The undersigned hereby appoints Gene Mack as proxy and attorney-in-fact, with full power of substitution, and hereby authorizes him to vote all of the shares of stock of Gain Therapeutics, Inc. which the undersigned may be entitled to vote at the 2025 Annual Meeting of Stockholders of Gain Therapeutics, Inc. to be held on June 24, 2025 at 8:30 AM Eastern time at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, Floor 17, New York, New York 10020 (the “2025 Gain Therapeutics Annual Meeting”), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2025 Gain Therapeutics Annual Meeting (including, without limitation, with discretionary authority with respect to Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve). UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX

Proposals PLEASE MARK YOUR VOTE AS THIS EXAMPLE  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR’” PROPOSALS 2, 3 AND 4. Proposal 1: Election of Directors o FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) o WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES NAMES BELOW: NOMINEES: NOMINEES: 01 Gene Mack 05 Gwen Melincoff 02 Khalid Islam, Ph.D. 06 Claude Nicaise, M.D. 03 Dov Goldstein, M.D. 07 Eric I. Richman 04 Hans Peter Hasler 08 Jeffrey Riley Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young AG as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. FOR o AGAINST o ABSTAIN o Proposal 3: To approve an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 50,000,000 to 100,000,000. FOR o AGAINST o ABSTAIN o Proposal 4: To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3. FOR o AGAINST o ABSTAIN o FOLD HERE Signatures 2025 Date Signature(s) of Stockholders Title (if applicable) Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. I PLAN TO ATTEND THE GENERAL MEETING o Address change/Comments: If you noted any Address Changes and/ or Comments, please mark box. o CONTROL NUMBER